Exhibit 99.2

Hawaiian Telcom Communications, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

For the Sale of its Directories Business

Hawaiian Telcom Communications, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2007

(Dollars in Thousands)

	Historical	Pro Forma		Pro Forma
	Consolidated	Adjustments		Consolidated

Operating revenues	$367,275	$—		$367,275

Operating expenses:
Cost of services and sales (exclusive of depreciation and amortization)	140,279	—		140,279
Selling, general and administrative	124,301	—		124,301
Settlement with BearingPoint	(45,681)	—		(45,681)
Depreciation and amortization	118,561	—		118,561

Total operating expenses	337,460	—		337,460

Operating income	29,815	—		29,815

Other income (expense):
Interest expense	(89,373)	24,743	(2)	(64,630)
Loss on early extinguishment of debt	(7,780)	—		(7,780)
Other income and expense, net	365	—		365

Total other expense	(96,788)	24,743		(72,045)

Loss from continuing operations before provision (benefit) for income taxes	(66,973)	24,743		(42,230)

Provision (benefit) for income taxes	(5,500)	7,300	(4)	1,800

Loss from continuing operations	$(61,473)	$17,443		$(44,030)

See accompanying notes to the pro forma condensed consolidated financial information.

Hawaiian Telcom Communications, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2006

(Dollars in Thousands)

	Historical	Pro Forma		Pro Forma
	Consolidated	Adjustments		Consolidated

Operating revenues	$570,168	$(67,033	)(1)	$503,135

Operating expenses:
Cost of services and sales (exclusive of depreciation and amortization)	231,181	(24,723	)(1)	206,458
Selling, general and administrative	189,467	(1,674	)(1)	187,793
Depreciation and amortization	172,732	(8,765	)(1)	163,967

Total operating expenses	593,380	(35,162)		558,218

Operating loss	(23,212)	(31,871)		(55,083)

Other income (expense):
Interest expense	(115,770)	33,090	(2)	(82,680)
Other income and expense, net	427	—		427

Total other expense	(115,343)	33,090		(82,253)

Loss from continuing operations before provision for income taxes	(138,555)	1,219		(137,336)

Provision for income taxes	6,082	(3,682	)(4)	2,400

Loss from continuing operations	$(144,637)	$4,901		$(139,736)

See accompanying notes to the pro forma condensed consolidated financial information.

Hawaiian Telcom Communications, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2007

(Dollars in Thousands, Except Per Share Information)

	Historical	Pro Forma		Pro Forma
	Consolidated	Adjustments		Consolidated

Assets

Current assets
Cash and cash equivalents	$11,149	$—		$11,149
Receivables, net	66,350	—		66,350
Material and supplies	7,789	—		7,789
Prepaid expenses	7,783	(1,350	)(4)	6,433
Assets held for sale	186,504	(186,504	)(1)	—
Deferred income taxes	50,000	(50,000	)(4)	—
Other current assets	6,639	(1,822	)(3)	4,817
Total current assets	336,214	(239,676)		96,538
Property, plant and equipment, net	792,692	—		792,692
Deferred financing and other assets	32,674	(5,798	)(2)	26,876
Intangible assets, net	503,325	—		503,325

Total assets	$1,664,905	$(245,474)		$1,419,431

Liabilities and Stockholder’s Equity

Current liabilities
Accounts payable	$37,494	$—		$37,494
Accrued expenses	39,804	—		39,804
Income taxes payable	—	3,650	(4)	3,650
Advance billings and customer deposits	15,512	—		15,512
Current maturities of long-term debt	8,600	—		8,600
Liabilities associated with assets held for sale	3,538	(3,538	)(1)	—
Other current liabilities	5,577	—		5,577
Total current liabilities	110,525	112		110,637
Long-term debt	1,384,250	(430,227	)(2)	954,023
Deferred income taxes	6,100	—		6,100
Employee benefit obligations	54,791	—		54,791
Other liabilities	7,710	—		7,710
Total liabilities	1,563,376	(430,115)		1,133,261

Commitments and contingencies

Stockholder’s equity
Common stock, par value of $0.01 per share, 1,000 shares authorized and issued	—	—		—
Additional paid-in capital	428,412	—		428,412
Accumulated other comprehensive income	3,415	—		3,415
Accumulated deficit	(330,298)	184,641	(2),(3),(4)	(145,657)
Total stockholder’s equity	101,529	184,641		286,170

Total liabilities and stockholder’s equity	$1,664,905	$(245,474)		$1,419,431

See accompanying notes to the pro forma condensed consolidated financial information.

Hawaiian Telcom Communications, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 presents the consolidated financial position of Hawaiian Telcom Communications, Inc. (the “Company”) assuming that the sale of certain assets of its directory publishing segment (the “Directories Business”) to an unrelated entity (the “Transaction”) and the repayment of debt had been completed on that date. The unaudited pro forma condensed consolidated statements of operations of the Company for the nine months ended September 30, 2007 and for the year ended December 31, 2006 presents the Company’s consolidated results of operations assuming that the Transaction had been completed on January 1, 2007 and January 1, 2006, respectively. In the opinion of management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the Transaction on the historical financial information of the Company. The adjustments set forth in the “Pro Forma Adjustments” column are more fully described below.

The Transaction was completed effective November 30, 2007. Therefore, the Company’s financial statements will no longer include the financial position, results of operations or cash flows previously attributed to the Directories Business after the date of the Transaction. Accordingly, the unaudited pro forma condensed consolidated financial information presented reflects the exclusion of the assets and liabilities disposed of and exclusion of the results of operations of the Directories Business.

This unaudited pro forma condensed consolidated financial information should be read in conjunction with the consolidated financial statements and the related notes to such financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2007 as filed with the Securities and Exchange Commission on April 2, 2007 and November 14, 2007, respectively. Our unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and does not necessarily reflect the results of operations or financial position of the Company that would have existed had we operated without the Directories Business for the periods presented and should not be relied upon as being indicative of our future results after the Transaction.

Pro Forma Adjustments

The adjustments applied in preparing the pro forma financial information are as follows.

1.              Elimination of the Directories Business

This adjustment represents elimination of the financial position and results of operations of the Directories Business from the unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations as a result of the Transaction.

In the historical consolidated balance sheet as of September 30, 2007, the assets and liabilities of the Directories Business had already been segregated as assets held for sale and liabilities associated with assets held for sale as a discontinued operation of the Company.

In the unaudited pro forma condensed consolidated statements of operations only results from continuing operations are depicted. In the historical consolidated results of operations for the nine months ended September 30, 2007, the results of operations of the Directories Business had already been segregated as a discontinued operation of the Company.

2.              Repayment of Debt

The net proceeds from the sale of the Directories Business are required to be used to repay debt by the terms of the Company’s bank debt. In addition, one condition for approval of the sale by the Hawaii Public Utilities Commission is that the Company must use the proceeds to repay debt. The amount of debt required to be repaid is based on the proceeds from the Transaction less all expenses and tax costs incurred related to the Transaction. The Company anticipates repaying its debt in accordance with the provisions of the Company’s debt agreements.

In the unaudited pro forma condensed consolidated statements of operations, the Company has estimated the reduction in interest expense using the historical weighted average interest rate applied to the anticipated debt repayment after the close of the Transaction. The actual interest cost savings will depend on the composition of debt that is repaid after the closing of the Transaction.

In the unaudited pro forma condensed consolidated balance sheet, the Company has estimated the impact of the pro-rata charge off of approximately $5.8 million of debt issuance costs resulting from the early extinguishment of debt. The unaudited pro forma condensed consolidated statements of operations do not reflect the pro-rata charge off of debt issuance costs resulting from the early extinguishment of debt as the transaction is deemed non-recurring in nature.

3.              Receipt of Proceeds and Gain on Sale

The unaudited pro forma condensed consolidated balance sheet of the Company reflects the following related to the receipt of proceeds from the sale of the Directories Business and the related gain on sale (dollars in thousands):

Proceeds from the Transaction	$437,282
Fees and expenses incurred with the Transaction	7,055
Pro forma funds available for debt repayment	430,227

Expenses incurred and deferred as of September 30, 2007	1,822
Assets held for sale as of September 30, 2007	186,504
Liabilites associated with assets held for sale as of September 30, 2007	(3,538)
184,788

Pro forma gain on sale of Directories Business	$245,439

The unaudited pro forma condensed consolidated statements of operations do not reflect the gain from the sale of the Directories Business as the transaction is deemed non-recurring in nature and will be included in discontinued operations which are not depicted.

4.              Income Taxes

The unaudited pro forma condensed consolidated balance sheet includes a pro forma adjustment to remove a deferred income tax asset. The asset reflected in the historical consolidated balance sheet was recognized in the second quarter of 2007 upon the partial reversal of a valuation allowance for deferred income tax assets. The amount of the reversal was based on the estimated expected benefit the Company would realize for tax return purposes upon the sale of the Directories Business. With the sale of the Directories Business, the Company expects to continue to have a need for a valuation allowance because of uncertainty of future realization of the remaining deferred income tax assets. In future periods, the Company will continue to assess the recoverability of deferred income tax assets and the related valuation allowance. To the extent that the Company generates taxable income in future periods and it determines that such valuation allowance is no longer required, the tax benefit of the remaining deferred tax assets will be recognized at that time.

The unaudited pro forma condensed consolidated balance sheet also includes a liability for income taxes payable as a result of the sale of the Directories Business. This is primarily tax payable as a result of the federal alternative minimum tax.

The unaudited pro forma condensed consolidated statements of operations include a pro forma adjustment to remove the impact that the Directories Business had on the income tax provision from continuing operations.